RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Delaware Management Company)

1. Name of Fund: Delaware Extended Duration Bond Fund

2. Name of Issuer: Corrections Corporation of America (CXW)

3. Underwriter from whom purchased: Bank of America

4. Affiliated Underwriter managing or participating in underwriting syndicate:

Macquarie

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $20,000,000

6. Aggregate principal amount of offering: $350,000,000

7. Purchase price (net of fees and expenses): $100.00

8. Offering price at close of first day on which any sales were made: $101.25

9. Date of Purchase: 3/22/2013

10. Date offering commenced: 3/22/2013

11. Commission, spread or profit: 1.25% $______ / share

12. Have the following conditions been satisfied?      Yes  No

a.   The securities are:

                part of an issue registered under the Securities Act of 1933 which is being offered to the public;
                part of an issue of Government Securities;
                Eligible Municipal Securities;
                sold in an Eligible Foreign Offering; OR
                sold in an Eligible Rule 144A Offering?
      (See Rule 10f-3 Procedures for definitions of defined terms used herein.)

             _____    N
             _____    N
             _____    N
            _____    N
            Y    _____

b. (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

            Y    _____
(2) If the securities to be purchased were offered for subscription  upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

            _____    _____
c. The underwriting was a firm commitment underwriting?

            _____    N
d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

            Y    _____
e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

            Y    _____
f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?

            _____    _____

            Y    _____

g.    (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

            Y   _____

            _____    _____
h. Information has or will be timely supplied to an appropriate officer of   the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trust?s Board of Trustees?

            Y    _____

I have submitted these answers and completed this form based on all available information.

Name: Mathew Butler

Title: High Grade Trader

Date: 3/22/2013

RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Delaware Management Company)

13. Name of Fund: Delaware Corporate Bond Fund

14. Name of Issuer: Corrections Corporation of America (CXW)

15. Underwriter from whom purchased: Bank of America

16. Affiliated Underwriter managing or participating in underwriting syndicate:

Macquarie

17. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $20,000,000

18. Aggregate principal amount of offering: $350,000,000

19. Purchase price (net of fees and expenses): $100.00

20. Offering price at close of first day on which any sales were made: $101.25

21. Date of Purchase: 3/22/2013

22. Date offering commenced: 3/22/2013

23. Commission, spread or profit: 1.25% $______ / share

24. Have the following conditions been satisfied?      Yes  No

a.   The securities are:

                part of an issue registered under the Securities Act of 1933 which is being offered to the public;
                part of an issue of Government Securities;
                Eligible Municipal Securities;
                sold in an Eligible Foreign Offering; OR
                sold in an Eligible Rule 144A Offering?
      (See Rule 10f-3 Procedures for definitions of defined terms used herein.)

             _____    N
             _____    N
             _____    N
            _____    N
            Y    _____

g. (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

            Y    _____
(2) If the securities to be purchased were offered for subscription  upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

            _____    _____
h. The underwriting was a firm commitment underwriting?

            _____    N
i. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

            Y    _____
j. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

            Y    _____
k. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

(ii) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?

            _____    _____

            Y    _____

g.    (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

            Y   _____

            _____    _____
i. Information has or will be timely supplied to an appropriate officer of   the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trust?s Board of Trustees?

            Y    _____

I have submitted these answers and completed this form based on all available information.

Name: Mathew Butler

Title: High Grade Trader

Date: 3/22/2013